SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No.__)

Check the appropriate box:

[_]  Preliminary Information Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                               NATIONAL COAL CORP.
                     ---------------------------------------

                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    (1)   Title of each class of securities to which transaction applies:

    (2)   Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)   Proposed maximum aggregate value of transaction:

    (5)   Total fee paid:


[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)   Amount Previously Paid:

    (2)   Form, Schedule or Registration Statement No.:

    (3)   Filing Party:

    (4)   Date Filed:

                               NATIONAL COAL CORP.
                                319 Ebenezer Road
                               Knoxville, TN 37923
                         NOTICE OF ACTION TO BE TAKEN BY
                                THE SHAREHOLDERS
March 4, 2004

To The Shareholders of NATIONAL COAL CORP.

   Jon Nix, Farrald and Arlene Belote, (collectively, the "Majority Shareholders") are the holders of a total of 31,024,832 shares or approximately 72.9% of the total issued and outstanding stock of National Coal Corp., a Florida corporation (the "Company"). The Majority Shareholders have adopted the following resolutions by written consent in lieu of a meeting pursuant to the Business Corporation Act of the State of Florida, and subject to the Notice Requirements of Section 14 of the Securities Exchange Act of 1934.

1.    To Adopt the 2004 Stock Compensation Plan

                           Jeanne Bowen Nix, Secretary
                           ---------------------------

           WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.
--------------------------------------------------------------------------------

                      NATIONAL COAL CORP.319 Ebenezer Road
                              Knoxville, TN 37923
                             Phone: (865) 769-3749
                              Fax: (865) 769-3759

March 4, 2004

SHAREHOLDERS' ACTION

   The Majority Shareholders submitted their consents to the shareholder resolutions described in this Information Statement on or about March 8, 2004. As of March 31, 2004, the Majority Shareholders held of record 31,024,832 shares of the Company's common stock, or approximately 72.9% of the total issued and outstanding common stock of the company. The remaining outstanding shares of common stock are held by approximately one hundred other shareholders.

   The Majority Shareholders consenting consist of Jon Nix, President, Chief Executive Officer, and Director the Company, and Farrald and Arlene Belote (Farrald is a Director). See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS."

   Holders of the common stock of record as of March 30, 2004 are entitled to submit their consent to the shareholder resolutions described in this Information Statement, although no shareholder consents other than that of the Majority Shareholders are required to be submitted in order for the resolution to be adopted. The Company is NOT soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholders will consent to all of the shareholder resolutions described in this Information Statement. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolutions described in this Information Statement. Florida law does not require that the proposed transaction be approved by a majority of the disinterested shareholders. A total of 42,552,162 shares of common stock are entitled to vote on the Company's proposed transactions described in this Information Statement.

THE COMPANY AND THE PLAN

   The Company has its executive offices at 319 Ebenezer Road, Knoxville, TN, 37923 and its telephone number is (865) 769-3749. As described in the accompanying NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS, the Company proposes to adopt the National Coal Corp. Stock Compensation Plan attached hereto as Exhibit A.

   The Board of Directors believes that the Stock Compensation Plan will enable the Company to compensate management and employees at a level competitive in the industry.

   The Board of Directors of the Company voted unanimously to adopt the 2004 Stock Option Plan for National Coal Corp. The Board of Directors believes that the adoption of the Plan critical to attracting, retaining, and motivating employees and other eligible persons of the Company. The Plan and the option grants were approved by disinterested members of the Board as well as by the entire Board.
   The following table sets forth information with respect to stock options to officers and directors of the Company granted pursuant to the Plan through March 31, 2004.


                                  Number of Options   Exercise
  Name                     Title      Granted(1)        Price    Expiration Date
  ----                     -----      ----------        -----    ---------------

Jon Nix                  President       2,500,000       $.55     March 30, 2014

Rob Chmiel               Chief Financial 1,500,000       $.55     March 30, 2014
                         Officer
Jeanne Bowen Nix         Secretary/
                         Treasurer         500,000       $.55     March 30, 2014

Farrald Belote           Director          100,000       $.55     March 30, 2014

Charles Kite             Director          100,000       $.55     March 30, 2014

All current Executive
Officers as a Group                      4,500,000       $.55     March 30, 2014

All current Directors who
are not Executive Officers
as a Group)                                200,000       $.55     March 30, 2014

All Employees as a Group
(not including
Executive Officers and
Directors)                                 250,000       $.55     March 30, 2014

DESCRIPTION OF THE PLAN Below is a summary of the principal provisions of the Option Plan. The summary is not necessarily complete, and reference is made to the full text of the Option Plan attached as an Exhibit to this Information Statement Capitalized terms used, but not defined herein, have the same meaning as set forth in the Option Plan.

GENERAL. The Plan provides for the grant of stock options to directors, officers, employees, consultants, and advisors of the Company. The Plan is administered by a committee consisting of members of the Board of Directors (the "Stock Option Committee"), or in its absence, the Board of Directors.

SHARES SUBJECT TO THE PLAN. The Plan provides for a total of 6,000,000 shares of common stock to be reserved for issuance subject to options. As of the date of this Information Statement, the Board had approved the grant of 4,950,000 options to purchase shares of common stock at an exercise price of $0.55.

ANTI-DILUTION PROTECTION. Proportionate adjustments will be made to the number of shares of common stock subject to the Plan in the event of any change in the capitalization of the Company affecting its common stock (e.g., a stock split, reverse stock split, stock dividend, combination, recapitalization, or reclassification). The Board or the Stock Option Committee, subject to Board approval, may also provide additional anti-dilution protection to a participant under the terms of such participant's option agreement or otherwise. Shares of common stock subject to option grants that are canceled, terminated, or forfeited will again be available for issuance under the Plan.

ADMINISTRATION OF THE PLAN. The Stock Option Committee (or in its absence, the Board) administers the Plan and has the authority to modify an existing option, interpret the Plan, adopt rules and procedures relating to the administration of the Plan, and make such modifications to the Plan as are necessary to effectuate the intent of the Option Plan as a result of any changes in the tax, accounting, or securities laws treatment of participants and the Plan.

STOCK OPTIONS, RESTRICTED STOCK, AND STOCK APPRECIATION RIGHTS. From time to time, the Stock Option Committee will recommend to the Board individuals that the Stock Option Committee believes should receive options, the amount of shares of common stock the Stock Option Committee believes should be subject to such option, and whether the option should be a qualified or nonqualified option. The Board will consider, but need not accept, the Stock Option Committee's grant recommendations.

     The Board may grant nonqualified stock option or incentive stock options to purchase shares of common stock. Any person who is not an employee on the effective date of the grant of an option to such person may be granted only a nonstatutory stock option. Moreover, to the extent that options designated as incentive stock options become exercisable by a participant for the first time during any calendar year for stock having a fair market value greater than $100,000, the portions of such options that exceed such amount will be treated as nonstatutory stock options. The Plan does not provide for stock appreciation rights.

   The Stock Option Committee, subject to approval by the Board, will determine the number and exercise price of options, and the time or times that the options become exercisable. The term of an option will also be determined by the Stock Option Committee, subject to approval by the Board, provided that the term of a stock option may not exceed ten years from the date of grant.

EXERCISABILITY. Each Stock Option Agreement shall specify the date when all or any installment of the Option becomes exercisable. In the case of an Optionee who is not an officer of the Company, a Director or a Consultant, an Option shall become exercisable at a rate of no more than 25% per year over a four-year period commencing on January 1 following the Date of Grant and 25% each year thereafter on January 1. Subject to the preceding sentence, the exercise provisions of any Stock Option Agreement shall be determined by the Administrator, in its sole discretion. The option exercise price may be paid in cash, by check or in such other form of lawful consideration (including promissory notes or shares of common stock then held by the participant). Each Option Agreement will specify the vesting and exercisability, in whole or in part.

CHANGE OF CONTROL. The Plan provides that in the event of a sale by the Company of all or substantially all of its assets, a merger of the Company with another company, the sale or issuance of more than 50% of the total issued and outstanding voting stock of the Company to another party or parties in a single transaction or in a series of related transactions, resulting in a change of control of the Company, or a similar business combination or extraordinary transaction involving the Company, all outstanding options granted to any officer, director, or employee of or key consultant to the Company which have not vested will accelerate to a date at least ten (10) business days prior to the closing date of such sale or similar business combination or extraordinary transaction. The exercise of options the vesting of which has accelerated accordingly will not be effective until the closing date of an above-referenced extraordinary transaction or business combination. Such vested options will terminate on the date of the closing of the event causing the vesting of the options to accelerate. The vesting of the options is conditioned upon the closing of the transaction that causes the vesting of the options to accelerate. If said transaction does not close within 30 days from the acceleration date, then the vesting of the accelerated options will not be effective, and the options will revert to their original vesting schedule, subject to acceleration again in accordance with the Plan if another extraordinary transaction or business combination is proposed and closed.

TERM. The Stock Option Agreement shall specify the term of the Option. NoOption shall be exercised after the expiration of ten years after the date the Option is granted. Unless otherwise provided in the Stock Option Agreement, no Option may be exercised (i) three months after the date the Optionee's Service with the Company, its Parent or its Subsidiaries terminates if such termination is for any reason other than death, Disability or Cause, (ii) one year after the date the Optionee's Service with the Company, its Parent or its subsidiaries terminates if such termination is a result of death or Disability, and (iii) if the Optionee's Service with the Company, its Parent, or its Subsidiaries terminates for Cause, all outstanding Options granted to such Optionee shall expire as of the commencement of business on the date of such termination. The Administrator may, in its sole discretion, waive the accelerated expiration provided for in (i) or (ii). Outstanding Options that are not exercisable at the time of termination of employment for any reason shall expire at the close of business on the date of such termination.

NO TRANSFERABILITY. Except as provided in the Plan a Participant may not assign, sell or transfer Rights, in whole or in part, other than by testament or by operation of the laws of descent and distribution.

PERMITTED TRANSFER OF NON-QUALIFIED OPTION. The Administrator, in its sole discretion may permit the transfer of a Non-Qualified Option (but not an ISO or Stock Purchase Right) as follows: (i) by gift to a member of the Participant's immediate family, or (ii) by transfer by instrument to a trust providing that the Option is to be passed to beneficiaries upon death of the Settlor (either or both (i) or (ii) referred to as a "Permitted Transferee"). For purposes of the Plan, "immediate family" shall mean the Optionee's spouse (including a former spouse subject to terms of a domestic relations order); child, stepchild, grandchild, child-in-law; parent, stepparent, grandparent, parent-in-law; sibling and sibling-in-law, and shall include adoptive relationships.

CONDITIONS OF PERMITTED TRANSFER. A permitted transfer may be made only upon written notice to and approval thereof by Administrator. A Permitted Transferee may not further assign, sell or transfer the transferred Option, in whole or in part, other than by testament or by operation of the laws of descent and distribution. A Permitted Transferee shall agree in writing to be bound by the provisions of the Plan, which a copy of said agreement shall be provided to the Administrator for approval prior to the transfer.

STOCKHOLDER RATIFICATION. The Plan must be approved by the stockholders of the Company within twelve months after the date of its adoption by the Board. Options granted prior to stockholder ratification may become exercisable no earlier than the date of stockholder ratification of the Plan. Options granted to executive officers that are designated as performance based under Section 162(m) of the Code must be contingent on stockholder ratification of the material terms of the Plan to the extent required under Section 162(m) of the Code.

AMENDMENTS TO THE PLAN. The Board may amend or discontinue the Plan at any time subject to certain restrictions set forth in the Plan. No amendment or discontinuance may adversely affect any previously granted option award without the consent of the recipient.

FEDERAL INCOME TAX CONSEQUENCES. The following general description of federal income tax consequences is based upon current statutes, regulations, and interpretations and does not purport to be complete. Reference should be made to the applicable provisions of the Internal Revenue Code of 1986 (the "Code"). In addition, state, local and foreign income tax consequences may be applicable to transactions involving options. The following description does not address specific tax consequences applicable to an individual participant who receives an option and does not address special rules that may be applicable to directors and officers.

     Under existing federal income tax provisions, a participant who receives options will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, upon the grant of an option.

     When a non-qualified stock option granted pursuant to the Plan is exercised, the employee generally will realize ordinary income (compensation) measured by the difference between the aggregate purchase price of the common stock as to which the option is exercised and the aggregate fair market value of the common stock on the exercise date. The Company generally will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income. Any taxable income recognized in connection with a non-qualified stock option exercised by an Optionee who is also an employee of the Company will be subject to tax withholding by the Company. The basis for determining gain or loss upon a subsequent disposition of common stock acquired upon the exercise of a non-qualified stock option will be the purchase price paid to the Company for the common stock increased by an amount included in the Optionee's taxable income resulting from the exercise of such option. The holding period for determining whether gain or loss on such subsequent disposition is short-term or long-term generally begins on the date on which the Optionee acquires the common stock.

     An employee generally will not recognize any income upon the exercise of an incentive stock option, but the exercise may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided that the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the "Required Holding Periods"). An employee disposing of such shares before the expiration of the Required Holding Periods will recognize ordinary income equal to the lesser of (i) the difference between the option price and the fair market value of the stock on the date of exercise, or (ii) the total amount of gain realized. The remaining gain or loss is generally treated as short term or long-term gain or loss depending on how long the shares are held. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares of common stock received upon exercise before the expiration of the Required Holding Periods.

PROMISSORY NOTE. To the extent that a Stock Option Agreement or Stock Purchase Agreement so provides, in the discretion of the Administrator, upon such terms as the Administrator shall approve, all or a portion of the Exercise Price or Purchase Price (as the case may be) of shares issued under the Plan may be paid with a full-recourse promissory note. However, in the event there is a stated par value of the shares and applicable law requires, the par value of the shares, if newly issued, shall be paid in cash or cash equivalents. The shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon, and held in the possession of the Company until said amounts are repaid in full. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Administrator (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note. Unless the Administrator determines otherwise, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

REPURCHASE RIGHTS. Following a termination of the Participant's Service, the Company may repurchase the Participant's Rights.

REPURCHASE PRICE. Following a termination of the Participant's Service the Repurchase Right shall be exercisable at a price equal to (i) the Fair Market Value of vested Stock or, in the case of exercisable options, the Fair Market Value of the Stock underlying such unexercised options less the Exercise Price, or (ii) the Purchase Price or Exercise Price, as the case may be, of unvested Stock; provided, however, the right to repurchase unvested stock as described in the Plan shall lapse at a rate of at least 33.33% per year over three years from the date the Right is granted.

EXERCISE OF REPURCHASE RIGHT. A Repurchase Right may be exercised only within 90 days after the termination of the Participant's Service (or in the case of Stock issued upon exercise of an Option or after the date of termination or the purchase of Stock under a Stock Purchase Agreement after the date of termination, within 90 days after the date of the exercise or Stock purchase, whichever is applicable) for cash or for cancellation of indebtedness incurred in purchasing the shares.

TERMINATION OF REPURCHASE AND FIRST REFUSAL RIGHTS. Each Stock Option Agreement and Stock Purchase Agreement shall provide that the Repurchase Rights and First Refusal Rights shall have no effect with respect to, or shall lapse and cease to have effect when the issuer's securities become publicly traded or a determination is made by counsel for the Company that such Repurchase Rights and First Refusal Rights are not permitted under applicable federal or state securities laws.

MARKET STAND-OFF. Each Stock Option Agreement and Stock Purchase Agreement shall provide that, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, including the Company's initial public offering, the Participant shall agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Stock without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the "Market Stand-Off").

STOCK DIVIDENDS, SPLITS, ETC. If there is any change in the number of outstanding shares of Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, then (i) the number of shares of Stock available for Rights, (ii) the number of shares of Stock covered by outstanding Rights, and (iii) the Exercise Price or Purchase Price of any Stock Option or Purchase Right, in effect prior to such change, shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued shares of Stock; provided, however, that any fractional shares resulting from the adjustment shall be eliminated.

   The Company and the Majority Shareholders need not comply with any federal or state regulatory requirements in connection with ratifying the Plan.

   Additional information regarding the Company, its business, its stock, and its financial condition are included in the Company's Form 10-KSB annual reports and its Form 10-QSB quarterly reports. Copies of the Company's Form 10-KSB for its fiscal year ending December 31, 2003, and its quarterly report on the Form 10-QSB for the quarter ending September 30, 2003, and its recent Reports on Form 8-K, and 8K 12(g)3, are available upon request to: Jeanne Bowen Nix, Secretary, National Coal Corp. 319 Ebenezer Road, Knoxville, TN 37923.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth-certain information known to the Company with respect to the beneficial ownership of the Company's common stock as of March 31, 2004 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each of the Company's directors and executive officers, and (iii) all officers and directors of the Company as a group. Except as otherwise listed below, the address of each person is c/o NATIONAL COAL CORP., 319 Ebenezer Road, Knoxville, TN 37923.

Name and Address of        Amount and nature of
Beneficial Owner           Beneficial Ownership (1)       Percentage of Class
-------------------------------------------------------------------------------

Jon Nix (1)(2)(4)(5)(6)(7)    20,450,000 *                  48.1%
-------------------------------------------------------------------------------
Jeanne Bowen Nix (1)(5)(8)       600,000                     1.4%
-------------------------------------------------------------------------------
Charles Kite (1)                 600,000                     1.4%
-------------------------------------------------------------------------------
Farrald Belote (1)(3)(6)      15,574,832                    36.6%
& Arlene Belote
-------------------------------------------------------------------------------
Robert Chmiel (1)                100,000                     0.2%
-------------------------------------------------------------------------------
All Officers and Directors
as a Group **                 32,324,832                    76.0%
-------------------------------------------------------------------------------
Total Shares Issued and       42,552,162                   100.0%
Outstanding
-------------------------------------------------------------------------------

* This computation does include the 5,000,000 share option from Mr. & Mrs. Belote to Jon Nix.

** This total does not double count the option for 5,000,000 shares from Farrald Belote and Arlene Belote to Jon Nix.

(1)   Officer and/or Director of National Coal Corp.
(2)   Through Jenco 700,000 shares.
(3)   Includes 500,000 shares beneficially owned by Arlene Belote.
(4)   Includes Perdase Holdings 400,000 shares.
(5) Jeanne Bowen Nix 600,000 shares ownership has been included in the Jon Nix shares for purposes of computation.
(6) Includes 5,000,000 shares that Jon Nix has an option to purchase from Mr. & Mrs. Belote @ $.20 per share after June 1, 2004.
(7) Includes 5,000,000 share option from Mr. & Mrs. Belote because it is exercisable within 60 days (exercisable after June 1, 2004).
(8) Does not include shares owned by Jon Nix,(nor options held by Jon Nix) Perdase Holdings, and Jenco. Perdase and Jenco are affiliates of Jon Nix.

Notes to the table:

Unless otherwise indicated,  the persons named in the table have sole voting and
investment   power  with  respect  to  all  shares  of  common  stock  shown  as beneficially owned by them.

MANAGEMENT The following table lists the names and ages of the executive officers and directors of the Company. The directors were appointed in May 2003 and will continue to serve until the next annual shareholders meeting or until their successors are appointed and qualified. All officers serve at the discretion of the Board of Directors.

NAME                       AGE     POSITION WITH THE COMPANY
----                       ---     -------------------------

Jon Nix                    34      CEO, President, Director
Jeanne Bowen Nix           33      Secretary/Treasurer
Robert Chmiel              43      CFO, Director
Charles Kite               59      Director
Farrald Belote             67      Director/Chairman

     JON NIX; age 34; President, Chief Executive Officer and Director. Mr. Nix is National Coal's founder and possesses over eight years experience in the financial industry. He is the founder of Jenco Capital Corporation, a Tennessee consulting and holding corporation. He is also a cofounder of Medicine Arm-In-Arm, Inc., a nonprofit children's charity that provides medical services to underprivileged children around the world. He holds a Bachelor of Arts degree in Economics from the University of Tennessee, 1992. He has been a director and President of National Coal Corp., a Tennessee corporation, since January 2003, which is the operating subsidiary.

     ROBERT CHMIEL; age 43; Chief Financial Officer and Director. From December 2000 to April 2003 Mr. Chmiel served as CFO/COO of Brilliant Digital Entertainment, Inc. (AMEX: BDE), a publicly traded software firm where he managed 5 separate debt and equity financings. Previously, he was the President/COO (1999-2000) and co-founder of Phase2Media, Inc., a privately held Internet advertising sales and marketing firm. In 1998, Mr. Chmiel was CFO for BarnesandNoble.com (NASDAQ: BNBN) prior to the company's IPO. Mr. Chmiel was employed at the Walt Disney Company, where he served as Vice President, Finance & Operations (1995-1998) for the original team that launched Disney's online operations, after having joined the company in 1992 as Director of Finance & Operations for Disney Magazine Publishing. His other business experience includes working for Oppenheimer as an associate in the corporate finance department, and started his career as an internal auditor for the Dun & Bradstreet Corporation. Mr. Chmiel earned his MBA from the Wharton School of Business at the University of Pennsylvania in 1987 and his BA in Economics from the College of the Holy Cross in 1982.

     JEANNE BOWEN NIX; age 33; Secretary/Treasurer/General Counsel. Ms. Bowen Nix has held a license to practice law in the State of Tennessee since 1997. She is a junior partner in the East Tennessee law firm of Kite, Bowen & Associates, P.A. and specializes in general corporate matters and real estate services. She graduated cum laude from the University of Tennessee in May of 1993 with a Bachelor of Arts degree in Psychology, and received her Juris Doctorate degree from Louisiana State University Law School in May of 1997. Ms. Bowen Nix has been Secretary and Treasurer of National Coal Corp., a Tennessee corporation, since January 2003, which is the operating subsidiary.

     FARRALD BELOTE, JR.; age 68; Chairman of the Board. Mr. Belote has had business experience dating back to 1958 in the energy sector. He is presently CEO of Litigation Research in Houston, TX (1995-date). He is also a co-founder of Medicine Arm-In-Arm, Inc., a nonprofit children's charity that provides medical services to underprivileged children around the world. IBM Sales and Marketing, 1964-1984: with emphasis on the energy sector. BA, Mathematics, Texas A&M, 1958. He has been a director of National Coal Corporation, a Tennessee corporation, since January 2003, which is the operating subsidiary.

     CHARLES KITE; age 59; Director. Mr. Kite, an attorney since 1973, is outside corporate counsel of National Coal Corp. He has a general practice in Sevierville, Tennessee, and specializes in commercial business representation, tax representation and litigation, estate planning, and probate matters. After serving ten years as the Senior Trial Attorney in the Office of the Chief Counsel for the Internal Revenue Service in Philadelphia, Pennsylvania and in Nashville, Tennessee, he transferred to Knoxville, Tennessee to assist in opening the Knoxville branch of the law offices of Heiskell, Donelson, Bearman, Adams, Williams & Kirsch. The next five years, Mr. Kite was a senior partner with the law firm of Brabson, Kite & Vance in Sevierville, Tennessee, and thereafter for the following seven years was a sole practitioner in association with various attorneys in the East Tennessee area. He is currently, and from 1997 has been, the managing partner in the law firm of Kite, Bowen & Associates, PA. He is a graduate of the University of Tennessee (JD-1973) and of Carson Newman College (BA-1967). He has been a director of National Coal Corporation since February 2003.

   Under the Florida Business Corporation Act and the Company's Articles of Incorporation, as amended, the Company's directors will have no personal liability to the Company or its stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or
(vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

BOARD COMMITTEES

     The Board of Directors does not currently maintain an Audit Committee or a Compensation Committee, but plans to appoint an Audit Committee and a Compensation Committee in the near future. During the fiscal year ended December 31, 2003, the Board of Directors held occasional meetings.

COMPENSATION OF DIRECTORS

     Directors receive no cash compensation for their services to the Company as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.

 SUMMARY COMPENSATION TABLE OF EXECUTIVES

                                        Annual Compensation                          Awards
____________________________________________________________________________________________________________________________________
Name & Principal         Year   Salary      Bonus      Other         Restricted         Securities             Long Term     All
Position                          ($)         ($)       Annual        Stock             Underlying             Comp-         Other
                                                        Comp-         Award(s)          Options/SARs           ensation/     Compen-
                                                        ensation       ($)              (#)                    Option        sation
------------------------------------------------------------------------------------------------------------------------------------

Jon Nix
President              2003   161,538     150,000        0            0                 0                      0           40,644*
------------------------------------------------------------------------------------------------------------------------------------

Jeanne Bowen Nix       2003    64,615      0             0            0                 0                      0            0
Secretary/Treasurer
------------------------------------------------------------------------------------------------------------------------------------
Robert Chmiel,         2003    47,753      0             0            0                 0                      0            0
CFO
------------------------------------------------------------------------------------------------------------------------------------



                  Directors' Compensation for Last Fiscal Year
------------------------------------------------------------------------------------------------------------------------------------

Name                     Annual      Meeting      Consulting          Number    Number of     Long Term      All
                         Retainer    Fees         Fees/Other          of        Securities    Compensation   Other
                         Fee($)       ($)         Fees($)             Shares    Underlying    /Option(#)     Compensa-
                                                                      (#)       Options                       tion
                                                                                SARs(#)

A. Director        2003     0          0             0                 0              0         0                0
   Jon Nix

B. Director        2003     0          311,538       0                 0              0         0                40,644*
   Farrald Belote

C. Director        2003     0          0             45,000**          0              0         0                0
   Charles Kite

D. CFO             2004     0          0             0                 0              0         0                0
   Robert Chmiel
   (appointed 2004)


*Pursuant to a Royalty Agreement which provides for a $.25 per ton bonus and upon sale of mineral interests. This was cancelled in 2004.

** Legal fees paid to Kite, Bowen & Associates, P.A. for legal fees.

OPTIONS GRANTED IN LAST FISCAL YEAR

     No options to purchase Common Stock of the Company were granted to the Company's executive officers during the 2003 fiscal year.

FISCAL YEAR-END OPTION EXERCISES AND OPTION VALUES

     No options to purchase Common Stock of the Company were exercised by the Company's executive officers or directors during the 2003 fiscal year.

EMPLOYMENT AGREEMENTS

Agreements with Officers

     In April and July 2003, the Board of Directors entered into employment agreements with the Chairman, the Chief Executive Officer, and the Secretary/Treasurer each for a two-year period providing for bonuses not to exceed fifty percent of the annual salaries, and in September 2003 entered into an employment agreement with the Chief Financial Officer for a six-month period providing for a bonus not to exceed fifty percent of the annual salary, all as set forth below:

Farrald Belote      Chairman of the Board   $240,000(This has been reduced to
                                                     $36,000 per 1 year in 2004)
Jon Nix             President                240,000
Robert Chmiel       Chief Financial Officer  144,000
Jeanne Bowen Nix    Secretary/Treasurer       96,000

   In February 2004, the Chief Financial Officer agreed to a permanent position with the Company, and as consideration, the Company increased his annual base salary from $144,000 to $168,000.

   On June 30, 2003, the Board of Directors assigned a ten-year, $.25 per ton royalty interest on coal sold, to both the Chairman of the Board and the President. it provided that in the event any mineral properties are sold prior to the end of the ten-year period, the obligation was is to be settled by paying 12 1/2% of the sales price to each individual. Upon the sale of these mineral property rights to Jenco Capital, the Company recorded a liability to pay both the Chairman of the Board and the President 12 1/2% of the sales price, a total of $81,289.
All obligations under these agreements have since been satisfied and the royalty agreements cancelled.

Family Relationships: Jon Nix, President and Jeanne Bowen Nix, Secretary/ Treasurer are husband and wife. Charles Kite, Director, is the father of Jeanne Bowen Nix.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On February 26, 2003, NCC acquired mining equipment and certain other intangible mining rights and information from Strata Coal, LLC ("Strata") for $47,000 ($7,000 cash and a non-interest bearing promissory note) and assumption of promissory notes payable to unrelated parties totaling $174,000. The Company also assumed $14,875 of Strata accounts payable. Strata is owned by the Chairman of the Board and the President/CEO of NCC. Since the Strata transaction involved related parties, primarily for intangible consideration, the $205,875 purchase price (exclusive of the mining equipment subsequently sold - see below), has been expensed. Subsequent to March 31, 2003 the promissory notes (totaling $214,000) have been paid, and on June 11, 2003, the mining equipment was sold to Jenco Capital Corporation ("Jenco") for $30,000. The CEO/President of NCC is also a stockholder of Jenco.

     In February 2003, the Company borrowed $150,000 from a trust owned by the Chairman of the Board. This note accrues simple interest at an annual rate of 8% and was to mature in February 2005. In August 2003, the Company and the Chairman agreed to extend the maturity date of such note for three additional years. The new maturity date is now February 20, 2008. No additional compensation was paid to the Chairman for such maturity extension. The note is classified as a current liability in the balance sheet due to the related party nature of the obligation.

     On March 31, 2003, the Company paid the Chairman of the Board and the CEO/President $150,000 each for organization, development and promotion activities to get the Company started.

     On July 1, 2003, the Company sold mineral royalty rights for coal mined on the Patterson Mountain portion of the New River Tract for $75,156 to Jenco, an entity partially owned by the CEO/President of the Company. As consideration for the $75,156 received, the Company is obligated to pay Jenco $2.00 per mined ton on the property. During the six months ended December 31, 2003, the Company paid Jenco $59,572 in accordance with this transaction.

     On August 1, 2003, the Company sold its interest in mineral royalty rights received by the Company from U.S. Coal, Inc. for coal mined on the Smokey Mountain portion of the New River Tract. The royalty was sold for $250,000 to Jenco. As consideration for the $250,000 received, Jenco began receiving the royalty payments from U.S. Coal. The Company recorded the transaction as deferred revenue and recognizes revenue each month based on U.S. Coal's production. As of December 31, 2003, royalties totaling $146,597 have been recognized, leaving $103,403, which is included in deferred revenue.

     These transactions were completed by the Company with Jenco Capital Corporation, a related party, (beneficially Jon Nix) because (i) the Company needed a prompt capital infusion to ramp up coal production, (ii) Jenco had available cash for the transaction, (iii) the Company could not have developed another independent source for the capital without considerable time delay due to lack of a production history, and (iv) the Company had no knowledge of any outside sources for such capital. The Company believes that given the time delay to search for capital and the cost of lost opportunity, the terms of these transactions were acceptable because it afforded immediate liquidity for operating purposes.

     On June 30, 2003, the Board of Directors assigned a ten-year, $0.25 per ton royalty interest on all the coal sold from the New River Tract, to both the Chairman of the Board and the CEO/President. In the event any mineral properties are sold prior to end of the ten-year period, the obligation is to be settled by paying 12 1/2% of the sales price to each individual. Pursuant to the sale of mineral property rights to Jenco Capital Corporation (see two paragraphs above), the Company has recorded a liability to pay both the Chairman of the Board and the President 12 1/2% of the sales price, a total of $81,289. In February 2004, the President/CEO and Chairman of the Board each agreed to permanently cancel all future royalty payments, which were to be made to each of them by the Company pursuant to the June 30, 2003 agreement.

     In August 2003, the Company borrowed $250,000, in October 2003, the Company borrowed $25,000, and in December 2003, the Company borrowed $30,000, from Jenco. In December 2003, the Company borrowed $105,000 from the CEO/President of the Company. The notes payable accrue simple interest at an annual rate of 8% and are payable on demand.

     In October 2003, the Company loaned the Chief Financial Officer $15,000 at an annual interest rate of 3 1/2% and a maturity of 1 year. This loan was made during the period of time that the CFO was performing his duties on an interim basis and was not considered an officer of the Company. In February 2004, this loan, plus accrued interest, was paid in full.

     During 2003, the Company paid the law firm of Kite, Bowen & Associates, PA a total of $45,000 for professional services rendered. Mr. Kite is the owner of Kite, Bowen & Associates, PA, and is a director of the Company.

     In January 2004, the Company borrowed $10,000 from Jenco. The note payable accrues simple interest at an annual rate of 8% and is payable on demand.

     In February 2004, the Company repaid (i) $105,000 in principal and $1,024 in accrued interest to the CEO/President of the Company, and (ii) $65,000 in principal and $998 in accrued interest to Jenco.

     In February 2004, four unrelated parties, holding an aggregate principal amount of $198,000 of notes payable, accepted an offer from the Company to convert all of their then outstanding principal and accrued interest into common shares of the Company at a conversion price of $0.55 per share. Consequently, the Company issued 368,399 shares collectively of its common stock, with 360,000 representing the conversion of principal due, and 8,399 representing accrued interest.

     In February 2004, Crestview Capital Master, LLC ("Crestview"), an entity controlled by Crestview Capital Funds, directly purchased four outstanding notes payable debt of the Company, from an unrelated party, in the aggregate principal amount of $3,465,200, plus unpaid interest. Concurrent with the repurchase of this debt, Crestview agreed to extend the maturity date on all four notes to March 25, 2005 and to modify certain provisions. The interest rate remains at 12% per annum. Two of the original notes, in the aggregate principal amount of approximately $3.2 million, each of which had a conversion option into common shares of the Company at a conversion price of $0.50 per share, have been modified to preclude conversion if the issuance would cause Crestview to own more that 9.99% of the then outstanding equity in the Company when computed in accordance with Section 13d of the Securities and Exchange Act of 1934. Crestview also purchased warrants from the debt holder, which had been concurrently issued with the original two notes. Those warrants allow for Crestview to purchase 1,597,250 shares of common stock at a price per share equal to $0.55 until March 25, 2005.

     In March 2004, the Chairman agreed to reduce his annual base salary to $36,000. This agreement was entered into as a result of the Chairman taking a much less active role in the day-to-day operations of the Company. Concurrent with this reduction in annual base salary, the Chairman, who had been accruing his salary since October 2003, agreed to receive all previously accrued salary in stock, using a price per share of $0.55. This resulted in the issuance of 167,832 shares to the Chairman in March 2004.

INDEPENDENT AUDITORS

     The Board of Directors has authorized the firm of Gordon Hughes & Banks, C.P.A., independent certified public accountants, to serve as independent auditors for the fiscal year ended December 31, 2004.

SHAREHOLDER PROPOSALS AND NOMINATING PROCEDURES

     Any proposal that a shareholder intends to present at the Company's 2004 Annual Meeting should have been received at the Company's principal executive office not later than May 1, 2004. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. Shareholder proposals should be addressed to the Secretary of the Company.

     Nominations for directors to be elected at the 2004 Annual Meeting, other than those made by the Board of Directors, should be submitted to the Secretary of the Company no later than May 1, 2004. The nomination should include the full name of the nominee and a description of the nominee's background in compliance with Regulation S-K of the reporting rules of the Securities and Exchange Commission.

OTHER MATTERS

     The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

   UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO JEANNE BOWEN NIX, SECRETARY OF THE COMPANY, AT NATIONAL COAL CORP, 319 EBENEZER ROAD, KNOXVILLE, TN 37923, TELEPHONE (865) 769-3749, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB AND INTERIM REPORTS ON FORM 10QSB WILL BE PROVIDED WITHOUT CHARGE.